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ING U.S. Investment Management

Client Talking Points	November 06, 2013

ING American Funds International Growth and Income Portfolio Update

On September 12, 2013, the Board of Directors (the “Board”) of ING American Funds International Growth and Income Portfolio (the “Portfolio”) approved the liquidation of the Portfolio, effective on or about February 7, 2014.

•                  What is happening?

•                  The proposed liquidation is subject to approval by shareholders of the Portfolio. A proxy statement detailing the proposed liquidation is expected to be mailed to the Portfolio’s shareholders on or about December 6, 2013, and a shareholder meeting for the proposed liquidation is scheduled to be held on or about January 16, 2014.

•                  The Portfolio will notify its shareholders if shareholder approval of the proposed liquidation is not obtained.

•                  It is expected that the liquidation will take place on or about February 7, 2014.

•                  Shareholders will receive additional communication providing information regarding the exchange options.

•                  Why is a liquidation proposed?

•                  The Portfolio has failed to garner and maintain sufficient assets to reach scale, and ING Investments, LLC (the “Adviser”) does not anticipate that the Portfolio will be able to attract sufficient additional assets in the foreseeable future to maintain viability.

•                  As of June 30, 2013, the Portfolio had $14.5 million in net assets.

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any fund, nor is it a solicitation of any proxy.  For information regarding the Portfolio please call ING Funds toll free at 1-800-336-0066.

To receive a free copy of the Proxy Statement regarding the liquidation (once it has been filed with the SEC), please call ING Funds toll free at 1-800-336-0066.  The Proxy Statement will contain important information, and therefore you are advised to read it when it becomes available.  The Proxy Statement (when available), shareholder reports and other information are or will also be available for free on the SEC’s website (www.sec.gov).

This information is proprietary and cannot be reproduced or distributed.  Certain information may be received from sources ING Investment Management U.S. U.S. (“ING U.S. IM”) considers reliable; ING U.S. IM does not represent that such information is accurate or complete. Certain statements contained herein may constitute “projections,” “forecasts” and other “forward-looking statements” which do not reflect actual results and are based primarily upon applying retroactively a hypothetical set of assumptions to certain historical financial data.  Actual results, performance or events may differ materially from those in such statements.  Any opinions, projections, forecasts and forward looking statements presented herein are valid only as of the date of this document and are subject to change.  Nothing contained herein should be construed as (i) an offer to buy any security or (ii) a recommendation as to the advisability of investing in, purchasing or selling any security. ING U.S. IM assumes no obligation to update any forward-looking information.  Past performance is no guarantee of future results.

Your clients should consider the investment objectives, risks, charges and expenses of the Fund carefully before investing.  For a free copy of the Portfolio’s prospectus, which contains this and other information, visit us at www.ingfunds.com or call ING Funds at 1-800-336-0066.  Please instruct your clients to read the prospectus carefully before investing.

For financial professional use only.  Not for inspection by, distribution or quotation to, the general public.

CID - 7838